UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2010

Alliance One International, Inc.

(Exact name of Registrant, as specified in its charter)

Virginia	001-13684	54-1746567
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

8001 Aerial Center Parkway

Morrisville, North Carolina 27560-8417

(Address of principal executive offices, including zip code)

(919) 379-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As disclosed in prior periodic reports on Form 10-K and Form 10-Q, the Company is engaged in negotiations with the staff of the Securities and Exchange Commission (the “SEC”) and Department of Justice (“Justice”) to resolve those agencies’ investigations into alleged violations of the Foreign Corrupt Practices Act and other federal securities laws by the Company’s corporate predecessors prior to their May 2005 merger that formed the Company. Those negotiations have reached a stage at which the Company is able to estimate a probable loss in connection with these matters of $19.45 million, which amount includes estimated disgorgement and penalties. This loss will be reflected in the Company’s results for the fourth fiscal quarter ended March 31, 2010. There is currently no definitive agreement with the SEC staff or Justice for the resolution of this matter, however, and any agreement with the SEC staff will be subject to the approval by the Commissioners of the SEC. Moreover, the terms of agreements with both the SEC and Justice will be subject to approval by a federal district court. Therefore, there can be no assurance that the Company’s negotiations with the SEC staff and Justice will result in a final resolution, and the amount of the loss upon final disposition of these matters may exceed the Company’s current estimate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2010

ALLIANCE ONE INTERNATIONAL, INC.

By:	/s/ Robert A. Sheets
Robert A. Sheets
Executive Vice President – Chief Financial Officer